EXHIBIT 10.26

PROMISSORY NOTE

$500,000.00	May __, 2022

FOR VALUE RECEIVED, the undersigned, CFN Real Estate II LLC, with its address located at 600 East 8th Street, Whitefish, MT 59937 (“Borrower”), promises to pay to _________ with its address located at _________or order (“Lender”), the principal sum of five hundred thousand and 00/100 U.S. Dollars ($500,000.00), with principal and interest hereon payable as follows.

1. Interest. Interest shall accrue on the principal balance outstanding from May ___, 2022 at the fixed rate of twelve percent (12%) per annum computed on the basis of the actual number of days elapsed over a year of 360 days by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.

2. Payments and Maturity Date. Principal and interest shall be payable as follows:

2.1 Payments. Borrower shall pay monthly payments of accrued interest commencing June 1, 2022 and continuing on the 1st day of every other month thereafter though and including June 1, 2024. There shall be no amortization of this Note.

2.2 Payment at Maturity. Borrower shall pay the outstanding principal balance of the Note, plus all accrued interest remaining due, plus all other sums due under this Note on or before June 1, 2024 (“Maturity Date”).

3. Application of Payments. All payments shall be applied first to the payment of accrued interest; then to the payment of the principal sum; provided, however, Lender may elect to apply such payments in any other order it deems appropriate. Funds shall be deemed received by Lender on the next Business Day if not received by 2:00 p.m. local time at the location where payments hereunder are to be made.

4. Fees. Borrower shall assume and pay upon demand all reasonable out-of-pocket expenses incurred by Lender in connection with the preparation of this Note.

5. Prepayment. Borrower may pre-pay any portion of the outstanding principal balance without penalty.

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6. Events of Default. Borrower will be in default if any of the following happens (“Event of Default”): (a) Borrower fails to make any payment on this Note within fifteen (15) days of when such payments are due, whether due by maturity, acceleration, or otherwise; (b) Borrower fails to comply with or to perform when due any term, obligation, covenant or condition contained in this Note.

6.1 Monetary Default. Upon the occurrence of any monetary Event of Default under this Note, at the option of the holder hereof, the entire debt then remaining unpaid on this Note at once shall become due and payable, without notice, any liens given to secure the payment of this Note may be foreclosed, and Lender may pursue all rights and remedies available under this Note or any instrument securing payment of this Note.

6.2 Non-Monetary Default. Upon the occurrence of any non-monetary Event of Default, Borrower shall have Thirty (30) days following Borrower’s receipt of written notice from Lender to cure any such non-monetary Event of Default. Failure by Borrower to timely cure any such non-monetary Event of Default, at the option of the holder hereof, may result in the entire debt then remaining unpaid on this Note at once shall become due and payable, without additional notice to Borrower, any liens given to secure the payment of this Note may be foreclosed and Lender may pursue all rights and remedies available under this Note or any instrument securing payment of this Note.

7. Collateral. This Note is secured by a Deed of Trust dated of even date herewith (“Deed of Trust”), on real property located at 380 North Dexter Street, Wray, CO 80758 (“Real Property”) and a Security Agreement on Borrower’s Equipment, dated of even date herewith (“Security Agreement”). This Note, the Deed of Trust, and the Security Agreement are sometimes collectively referred to herein as the “Loan Documents”.

8. Remedies Cumulative. The rights or remedies of Lender as provided in this Note and any instrument securing payment of this Note shall be cumulative and concurrent and may be pursued individually, successively, or together against Borrower, the Real Property, and any other funds, property or security held by Lender for the payment hereof or otherwise at the sole discretion of Lender. The failure to exercise any such right or remedy shall in no event be construed as a waiver or release of such rights or remedies or the right to exercise them at any later time.

9. Forbearance. Any forbearance of Lender in exercising any right or remedy hereunder or under the Loan Documents, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy. The acceptance by Lender of payment of any sum payable hereunder after the due date of such payment shall not be a waiver of Lender’s right to either require prompt payment when due of all other sums payable hereunder or to declare a default for failure to make prompt payment. Lender shall at all times have the right to proceed against any portion of the security held herefor in such order and in such manner as Lender may deem fit, without waiving any rights with respect to any other security. No delay or omission on the part of Lender in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note.

10. Borrower’s Waivers. Borrower and any sureties, guarantors and endorsers (severally each called a “Surety”) waive presentment, protest and demand, notice of protest, demand and of dishonor and non-payment of this Note, and expressly agree that this Note or any payment hereunder, may be extended from time to time without in any way affecting the liability of Borrower and each Surety hereof. Borrower and any Surety further agree that at any time and from time to time without notice the terms of payment herein may be modified or the security described in the Loan Documents released in whole or in part, or increased, changed or exchanged by agreement between Lender and any owner of the property affected by said Loan Documents without in anywise affecting the liability of any party to this instrument or any person liable or to become liable with respect to any indebtedness evidenced hereby.

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In addition, Borrower and each Surety waives and agrees not to assert: (a) any right to require holder to proceed against Borrower, to proceed against or exhaust any security for the Note, to pursue any other remedy available to Lender, or to pursue any remedy in any particular order or manner; (b) the benefit of any statute of limitations affecting its liability hereunder or the enforcement hereof; (c) the benefits of any legal or equitable doctrine or principle of marshalling; (d) notice of the existence, creation or incurring of new or additional indebtedness of Borrower to Lender; (e) the benefits of any statutory provision limiting the liability of a surety, to the extent applicable; (f) any defense arising by reason of any disability or other defense of Borrower or by reason of the cessation from any cause whatsoever (other than payment in full) of the liability of Borrower for payment of the Note; and (g) the benefits of any statutory provision limiting the right of Lender to recover a deficiency judgment, or to otherwise proceed against any person or entity obligated for payment of the Note, after any foreclosure or trustee’s sale of any security for the Note. Until payment in full of the Note, no Surety shall have any right of subrogation and each hereby waives any right to enforce any remedy which Lender now has, or may hereafter have, against Borrower, and waives any benefit of, and any right to participate in, any security now or hereafter held by Lender.

11. Usury. In the event the interest provisions hereof or any exactions provided for herein or in the Loan Documents or any other instrument securing this Note shall result, because of any reduction of principal, or for any reason at any time during the life of this Loan, in any effective rate of interest which, for any month, transcends the limit of the usury or any other law applicable to the Loan, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice between or by any party hereto, be applied upon principal immediately upon receipt of such moneys by Lender, with the same force and effect as though the payor had specifically designated such extra sums to be so applied to principal and Lender had agreed to accept such extra payment as a premium-free prepayment. In no event shall any agreed to or actual exaction as consideration for this Loan transcend the limits imposed or provided by the laws applicable to this transaction or Borrower hereof in the jurisdiction in which the land is located for the use or detention of money or for forbearance in seeking its collection.

12. Preferential Payment. Borrower agrees that to the extent Borrower or any Surety makes any payment to Lender in connection with the indebtedness evidenced by this Note, and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by Lender or paid over to a trustee, receiver or any other entity, whether under any Bankruptcy act or otherwise (any such payment is hereinafter referred to as a “Preferential Payment”), then the indebtedness of Borrower under this Note shall continue or shall be reinstated, as the case may be, and, to the extent of such payment or repayment by Lender, the indebtedness evidenced by this Note or part thereof intended to be satisfied by such Preferential Payment shall be revived and continued in full force and effect as if said Preferential Payment had not been made.

13. Governing Law; Jurisdiction. This Note is to be governed according to the laws of Colorado, without giving effect to principles of conflict. Without limiting the right of Lender to bring any action or proceeding against Borrower or any Surety or against any property of Borrower or any Surety (an “Action”) arising out of or relating to this Note or any indebtedness evidenced hereby in the courts of other jurisdictions, Borrower and each Surety hereby irrevocably submit to the jurisdiction, process and venue of any Colorado State or Federal court sitting in the City and County of Denver, Colorado, and hereby irrevocably agree that any Action may be heard and determined in such Colorado State court or in such Federal court. Borrower and all Sureties each hereby irrevocably waives, to the fullest extent it may effectively do so, the defenses of lack of jurisdiction over any person, inconvenient forum or improper venue, to the maintenance of any Action in any jurisdiction.

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14. Binding Effect. This Note shall be binding upon Borrower and its successors and assigns and shall inure to the benefit of Lender, and any subsequent holders of this Note, and their successors and assigns.

15. Notice. Any notice or request required or permitted to be given by Borrower or Lender under this Note shall be in writing and will be deemed given (a) upon email delivery, or (b) on the third business day after mailing, by certified United States mail, postage prepaid, return receipt requested, in any case to the appropriate party at his or her respective address. Any person may change such person’s address for notices or copies of notices by giving notice to the other party in accordance with this Section.

16. Time is of the Essence. Time is of the essence with regard to the performance of the obligations of Borrower in this Note and each and every term, covenant and condition herein by or applicable to Borrower.

17. Attorneys’ Fees. If Lender institutes any suit or action to enforce any of the terms of this Note, Lender shall be entitled to recover such sum as the court may adjudge reasonable as attorneys’ fees at trial and on any appeal. Whether or not any court action is involved, all reasonable expenses incurred by Lender that in Lender’s opinion are necessary at any time for the protection of its interest or the enforcement of its rights shall become a part of the principal balance due on the Note and shall be payable on demand and shall bear interest from the date of expenditure until repaid at the rate provided for herein. Expenses covered herein include, without limitation, however subject to any limits under applicable law, Lender’s attorneys’ fees and Lender’s legal expenses whether or not there is a lawsuit, including attorneys’ fees for bankruptcy proceedings (including but not limited to, motions for relief from stay, motions to dismiss and defense of secured status, adequate protection and plan reorganization proceedings) appeals and any anticipated post-judgment collection services, the cost of searching records, obtaining title reports (including foreclosure reports), surveyors reports, and appraisal fees, and title insurance, to the extent permitted by applicable law. Borrower also will pay any court costs, in addition to all other sums provided by law.

18. Interpretation and Incorporation. As used in this Note, the term “Lender,” shall include each subsequent transferee and/or owner of this Note, whether taking by endorsement or otherwise. As used in this Note, the word “include(s)” means “include(s), without limitation,” and the word “including” means “including, but not limited to.”

19. Waiver of Jury Trial. Borrower and, by its acceptance hereof, Lender, hereby irrevocably waive, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note, the Loan Agreement, the other Loan Documents or the transactions contemplated thereby, any collateral arising therefrom or connected thereto. Borrower and Lender each represent to the other that this waiver is knowingly, willingly and voluntarily given.

20. Lending Regulations. Borrower understands and acknowledges that Lender is a private party and is not a financial institution or otherwise insured by the F.D.I.C., and, accordingly, is not subject to state, federal, or other regulations with respect to its lending practices.

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IN WITNESS WHEREOF, Borrower has duly executed this Note as of the day and year first written above.

BORROWER:

CFN Real Estate II LLC

By: _________________________________

Its: _________________________________

APPROVED BY LENDER:

Physician Strategic Consulting LLC

By: ______________________________________

Its: _______________________________________

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